SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), dated as of July 23, 2012, 2012, is made by and between PHOTOTRON HOLDINGS, INC., a Delaware corporation ("Debtor") and DONNA KLAUENBURCH and TAO KLAUENBURCH (collectively, "Secured Party").

RECITALS

A.	Debtor has executed and delivered that certain Secured Promissory Note of even date herewith, payable to Secured Party in the original principal amount of Two Hundred Thousand Dollars ($200,000) (the "Note").
B.	The Note was issued pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of July 23, 2012, by and among Debtor, Secured Party, and others (the "Purchase Agreement") attached hereto as Exhibit A and included herein by reference.
C.	To secure Debtor's obligations under the Note, the Purchase Agreement, and Debtor's obligations under this Agreement, Debtor has agreed to grant Secured Party a security interest as provided below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.               Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed thereto below. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the California Uniform Commercial Code ("UCC") as in effect on the date hereof.

(a)             "Collateral" means the property listed on the Description of Collateral attached hereto as Exhibit B, and all substitutions for, and additions, improvements, and accessions thereto, and the proceeds thereof, including proceeds acquired with cash proceeds.

(b)            "Event of Default" means an event or condition described in Section 7 below

.

(c)             "Obligations" means (i) any and all debts, obligations, and liabilities of Debtor to Secured Party arising out of, or relating in any way to the Note including any and all amendments or addendums thereto and including any and all future advances made thereunder; (ii) any and all obligations and liabilities of Debtor to Secured Party pursuant to this Agreement including any and all amendments or addendums thereto; (iii) any and all obligations and liabilities of Debtor to Secured Party pursuant to the Purchase Agreement including any and all instruments or agreements executed thereunder and including any and all amendments or addendums thereto; and (iv) any and all obligations and liabilities of Debtor to Secured Party arising out of or relating in any way to any of the foregoing whether existing or arising after the date of this Agreement; whether voluntary or involuntary; whether jointly owned with others; whether direct or indirect; or whether absolute or contingent; and whether or not from time to time increased, decreased, extinguished, created, or incurred.

2.               Creation of Security Interest. Debtor hereby grants to Secured Party a continuing security interest in the Collateral to secure payment of the Obligations.

3.               Fixtures. If any of the Collateral consists of fixtures, the Collateral subject to this Agreement includes those fixtures. Debtor has provided Secured Party all information needed to make the fixture filings required to give Secured Party's security interest in that fixture Collateral priority over all third parties with an interest in the real property to which the fixtures are attached.

4.               Debtor's Representations and Warranties. Debtor hereby represents and warrants to Secured Party as follows:

(a)             Good Standing. Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Debtor is duly qualified to transact business in each jurisdiction in which it conducts its business, except where failure to be so qualified would not have a material adverse effect on Debtor's financial condition, business, operations or property.

(b)            Authority. Debtor has the full right, capacity, power, and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Debtor, and assuming due authorization, execution, and delivery by Secured Party, constitutes the valid and legally binding obligations of Debtor enforceable in accordance with its terms and conditions, except as may be limited (i) by applicable bankruptcy, insolvency, reorganization, or other laws of general application affecting creditors' rights generally or (ii) by general principles of equity.

(c)             No Conflict. The execution, delivery and performance by Debtor of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board; (ii)  violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract to which Debtor is a party or by which it is bound, or under its Certificate of Incorporation or Bylaws; or (iii) result in the creation of a lien against the Collateral except that created by this Agreement.

(d)            No Defenses. There are no defenses, counterclaims, or setoffs that may be asserted against Secured Party with respect to the Collateral or payment of the Obligations, except as otherwise provided herein or in the Note.

(e)             Title. Debtor owns all right, title, and interest in the Collateral free and clear of all liens, encumbrances, and security interests, except the security interest created by this Agreement.

(f)             First Priority Lien. The provisions of this Agreement are effective to create in favor of Secured Party a legal, valid, and enforceable security interest in all right, title, and interest in the Collateral in which a security interest can be created under Article 9 of the UCC, and when financing statements satisfying the requirements of Article 9 of the UCC have been filed in the offices of the relevant jurisdictions, they shall constitute a fully perfected first priority lien on, and security interest in, all right, title, and interest of Debtor in the Collateral, to the extent that the security interest can be perfected by filing a financing statement under Article 9 of the UCC. Debtor does not own any property or have any interest in any property that will not be subject to a fully perfected first priority lien on, and security interest in, such property in favor of Secured Party if the provisions of this Agreement and the UCC are performed and complied with.

(g)            Full Disclosure. No representation, warranty or other statement of Debtor contained herein, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

(h)            No Event of Default. No Event of Default exists or potentially exists.

(i)              Litigation. There is no action, suit, proceeding or investigation pending or, to Debtor's knowledge, currently threatened against Debtor or its officers, directors, shareholders, employees, or consultants (i) that questions the validity of this Agreement or the Obligations, or the right of Debtor to enter into this Agreement or consummate the transactions contemplated hereby, or (ii) that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Debtor, financially or otherwise, or any change in the current equity ownership of Debtor.

(j)              Not Retail Merchant of Alcohol. Debtor is not a California retail merchant of inventory consisting of beer, wine, or liquor.

5.               Debtor's Covenants. Debtor hereby covenants:

(a)             Pay Obligations. To pay the Obligations to Secured Party when they are due.

(b)            Protection of Security Interest. To, at the request of Secured Party, execute and deliver to Secured Party all financing statements or other documents that Secured Party may reasonably request, in form satisfactory to Secured Party, to perfect and continue perfecting Secured Party's security interest in the Collateral. Debtor shall pay all expenses, including attorneys fees and expenses, related to the perfection and continuation of Secured Party's security interest in the Collateral.

(c)             Transactions Involving Collateral. Not to, without the prior written consent of Secured Party, (i) sell, assign, or otherwise transfer the Collateral except in the ordinary course of business, or (ii) pledge, mortgage, encumber, or otherwise permit the Collateral to be subject to any lien, except existing liens, current tax liens, and purchase money liens.

(d)            Compliance With Laws. To comply with all laws, statutes, and regulations pertaining to the Collateral.

(e)             Taxes, Assessments, and Liens. To pay when due all taxes, assessments, and liens with regard to the Collateral. Debtor may withhold any such payment or may elect to contest any lien if Debtor is conducting appropriate proceedings in good faith to contest the obligation to pay and so long as Secured Party's interest is not jeopardized.

(f)             Maintain Insurance. To maintain such insurance policies as Secured Party and Debtor mutually deem reasonably necessary or desirable to continuously insure the Collateral against fire, theft, and other hazards designated at any time by Secured Party, in an amount not less than all sums secured hereby. Each such policy shall name Secured Party as an additional insured and loss payee.

(g)            Movement of Collateral. Not to move the Collateral outside the State of California without first obtaining Secured Party's agreement in writing.

(h)            Indemnification. To indemnify, defend and hold Secured Party harmless against loss of any kind, including reasonable attorneys' fees, caused to Secured Party by reason of its interest in the Collateral.

(i)              Notice of Litigation. To give Secured Party prompt notice of any litigation that may have a material adverse effect on the business.

(j)              Certain Changes. Not to change the name or place of business, or to use a fictitious business name, without first notifying Secured Party in writing.

(k)            Unlawful Use. Not to use the Collateral for any unlawful purpose or in any way that would void any effective insurance.

(l)              Notice of Default or Material Adverse Effect. To promptly notify Secured Party in writing of any default, potential default, or any development that might have a material adverse effect on the Collateral.

(m)          Conduct of Business. To conduct Debtor's business efficiently and without voluntary interruption.

(n)            Preserve Rights of Businesses. To preserve all rights, privileges, and franchises held by Debtor's business.

(o)            Inspection. To permit representatives of Secured Party to inspect Debtor's books and records and make copies at any reasonable time and arrange for the verification of receivables under reasonable procedures, acceptable to Secured Party, directly with the account debtors or otherwise at Debtor's expense.

(p)            Future Payments. At the request of Secured Party, Debtor shall notify all account debtors to make all future payments to Secured Party.

6.               Termination. This Agreement will continue in effect even though from time to time there may be no outstanding Obligations under this Agreement. The Agreement will terminate when (i) Debtor completes performance of all Obligations, including without limitation the repayment of all indebtedness by Debtor to Secured Party; (ii) Secured Party has no commitment that could give rise to an Obligation; and (iii) Secured Party has notified Debtor in writing of the termination.

7.               Events of Default. Any of the following events or conditions shall constitute an Event of Default by Debtor under this Agreement, which is not cured (if curable) within the cure periods set forth below:

(a)             False Representation. Any representation or warranty of Debtor contained herein shall prove to have been false or misleading in a material respect when made.

(b)            Payment Default. A default occurs in the payment of the Obligations in accordance with the terms thereof.

(c)             Other Default. A default, on the part of Debtor, in any material respect occurs in the performance of Section 4 of the Purchase Agreement.

(d)            Levy. Any levy or proceeding against the Collateral or Debtor's interest in the Collateral, except if Debtor is conducting appropriate proceedings in good faith to contest the levy or proceeding.

(e)             Dissolution. Debtor ceases operations, is dissolved, or terminates its existence.

(f)             Insolvency.

(1)            Voluntary. If Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of it or any of its property, (ii) make a general assignment for the benefit of creditors, or (iii) file a voluntary petition in bankruptcy.

(2)            Involuntary. If there shall be filed against Debtor under any bankruptcy, insolvency, reorganization, moratorium, or other law for the relief of or relating to debtors, and such involuntary petition shall not have been dismissed within sixty (60) days after it was filed.

8.               Remedies. On the occurrence of an Event of Default, Secured Party may:

(a)             Acceleration. Declare the Obligations immediately due and payable without demand, presentment, protest, or notice to Debtor, all of which Debtor expressly waives.

(b)            UCC Rights. Exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the UCC.

(c)             Collateral Available. Require Debtor to take any and all action reasonably necessary to make the Collateral available to Secured Party.

9.               Remedies Cumulative. All of Secured Party's rights and remedies, whether evidenced by this Agreement or otherwise, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy.

10.            Inspection. Secured Party, either in person or by agent, shall have the right at all reasonable times and at reasonable intervals, upon reasonable prior written notice, to enter the premises where the Collateral is located and inspect the Collateral.

11.            Miscellaneous.

(a)             Further Assurances. At any time after the date of this Agreement, upon the request of a party, the requested party agrees to execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, assurances, and other documents or instruments to evidence and implement the transactions described in this Agreement at the reasonable request and expense of the requesting party.

(b)            Survival. Except as otherwise provided herein, all of the terms, representations, warranties, covenants, and other provisions of this Agreement shall survive the date of this Agreement.

(c)             Expenses. Except as otherwise provided herein, each party shall pay its own costs and expenses, including, without limitation, the fees and expenses of their respective legal counsel and financial advisers incidental to the execution of this Agreement and the consummation of the transactions contemplated hereby.

12.            Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their facsimile number or address as set forth, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section:

If to Secured Party:

Donna and Tao Klauenburch

P.O. Box 526

Guerneville, CA 95446

If to Debtor:

Phototron Holdings, Inc.

20259 Ventura Boulevard

Woodland Hills, CA 91364

Attn: Sterling Scott

(a)             Entire Agreement. This Agreement, including any financing statements or other agreements, exhibits, and schedules entered into in connection with the transactions contemplated hereby, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supercedes all prior agreements or understandings of the parties hereto, whether written or oral.

(b)            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party or parties to be bound thereby. No delay in the exercise of any right or remedy under this Agreement shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

(c)             Successors and Assigns; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, executors, administrators, legal representatives, successors, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d)            Time of Essence. Time is of the essence with respect to this Agreement.

(e)             Legal Representation. The parties acknowledge that the law firm of Spaulding McCullough & Tansil LLP has prepared this Agreement and represents solely the interests of Secured Party. Secured Party hereby represents and warrants that it has received, or has had the opportunity and adequate time to receive, independent tax and legal advise from counsel of its choice with respect to the advisability of entering into and performing its obligations under this Agreement. Each party hereto represents and warrants that such party has read and understands the terms and conditions of this Agreement.

(f)             Construction. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context clearly requires otherwise, (i) plural and singular numbers will each be considered to include the other; (ii) the masculine, feminine, and neuter genders will each be considered to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; (vi) "includes" and "including" are not limiting; and (vii) "knowledge" is limited to actual knowledge and does not include constructive knowledge or any information that might have been gained upon further investigation.

(g)            Headings. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

(h)            Governing Law, Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California; provided, however, to the extent that the validity or perfection of the security interest created under, or the availability or scope of any remedies described herein, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California, the laws of such jurisdiction shall govern. The parties consent to the exclusive jurisdiction and venue of the County of Sonoma in the State of California.

(i)              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(j)              Attorneys' Fees. If any legal action or other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs, in addition to any other relief to which the party may be entitled. As used herein, "prevailing party" shall include without limitation: (i) the party who dismisses an action in exchange for sums allegedly due; (ii) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where that is substantially equal to the relief sought in an action; or (iii) the party determined to be the prevailing party by a court of law or arbitrator.

(k)            Counterparts and Signature Pages. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Security Agreement on the day and year first above written.

SECURED PARTY:

/s/ Donna Klauenburch

Donna Klauenburch

/s/ Tao Klauenburch

Tao Klauenburch

DEBTOR:

PHOTOTRON HOLDINGS, INC.,

a Delaware corporation

By: /s/ Sterling C. Scott

Sterling C. Scott, CEO

By: /s/ Justin Manns

Justin Manns, CFO

Exhibits:

A – Asset Purchase Agreement

B – Description of Collateral

EXHIBIT A

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of July 23, 2012, by and between DONNA KLAUENBURCH and TAO KLAUENBURCH as general partners dba greners.com (collectively, "Seller"), and PHOTOTRON HOLDINGS, INC., a Delaware corporation ("Buyer").

RECITALS

A.	Seller owns and operates an ecommerce retail sales business (the "Business") from 30C Mill Street, Healdsburg, California (the "Business Premises").
B.	Except for the App Engine Components (as defined herein), Tao Klauenburch ("Klauenburch") designed, developed, and implemented all operational components of Seller's website (the "Website") including, without limitation, all source code, scripting code, object code, the App Engine Components, data files, data structures, specification documents, reference materials, and any and all other data information reasonably related to the Website (collectively, the "Software"). The current domain name for the Website is greners.com.
C.	Dennis Kuznetsov ("Kuznetosov") and Klauenburch jointly developed and implemented all Google App Engine ecommerce components of the Software (the "App Engine Components").
D.	Klauenburch and Kuznetsov each own a fifty percent (50%) undivided interest in the App Engine Components.
E.	Buyer designs, manufactures, sells and distributes gardening products and wishes to expand its operations to include the operations of the Business.
F.	Seller desires to sell and Buyer desires to purchase certain assets of the Business on the terms and conditions set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.               Sale and Purchase of Assets. Seller agrees to sell, transfer, convey, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, the Assets (as defined in Section 1(a) below) on the Closing Date (as defined in Section 4 below) at the Purchase Price (as defined in Section 3(a) below).

(a)             Assets. As used in this Agreement, the term "Assets" means certain of those assets used in or relating to the Business that Seller has conducted from the Business Premises and is now conducting, as follows:

(1)            Equipment. All furniture, fixtures, equipment, machines, trade fixtures and other tangible assets which are owned by Seller and used in the Business as of the Closing Date as set forth on Schedule 1(a)(1)

attached hereto (the "Equipment");

(2)            Inventory. All current and saleable stock-in-trade, materials, finished goods, and supplies used in the Business as of the Closing Date, whether on location at the Business Premises or in transit (the "Inventory");

(3)            Contract Rights. All of Seller's right, title, and interest in, to, and under all transferable contracts, agreements, real and personal property leases, purchase orders, sales orders, sale and distribution agreements, supply and processing agreements and other instruments and agreements, oral or written, relating primarily or exclusively to Seller's operation of the Business as of the Closing Date (each, a "Contract");

(4)            Intangible Assets. All intangible assets ("Intangible Assets") of the Business, including (i) the goodwill of the Business; (ii) proprietary information, trade secrets, confidential information, trademarks, trade names, and service marks; (iii) warranties, guaranties, and service contracts relating to any of the Equipment; (iv) the right to solicit and service Seller's customers as of the Closing Date (v) Seller's rights to the phone number(s) used exclusively for the Business; (vi) the name "Greners.com" including all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith; and (vii) Seller's rights to any websites and reserved domain names used or planned to be used in connection with the operation of the Business set forth Schedule 1(a)(4) attached hereto; and

(5)            Ecommerce Technology. All of Seller's undivided interest in all implemented and operational components, as of the Closing Date, of the Software (the "Purchased Software"). Notwithstanding the foregoing, all functionality and processes related to the "Outdoor Garden, Patio" section of the Website shall be retained, by Seller, as the property of Seller after the Closing Date.

(b)            Excluded Assets.

(1)            Excluded from the definition of Assets and the purchase and sale hereunder and specifically retained as the property of Seller after the Closing Date, are (i) the equipment and other items of personal property set forth on Schedule 1(b) attached hereto; (ii) the Software, subject to the restriction on the use of the Software set forth in Section 8(d)(2) below; (iii) all functions and processes related to Seller's operation of the "Outdoor Garden, Patio" section of the Website; (iv) all of Seller's cash on hand as of the Closing Date; and (v) all of Seller's accounts receivable as of the Closing Date.

(2)            Excluded from the definition of Assets and the purchase and sale hereunder and specifically retained as the property of Kuznetsov after the Closing Date is his fifty percent (50%) undivided ownership interest in the App Engine Components.

2.               Limited Assumption of Liabilities.

(a)             Warranties. Subject to Seller's obligations set forth in Section 2(a)(1) below, Buyer shall assume and be required to honor any and all express or implied warranties arising from or relating to any materials supplied by Seller on or prior to the Closing Date (collectively, the "Assumed Warranties").

(1)            Notwithstanding the assumption provisions of Section 2(a) above, Seller agrees as follows:

(A)           In the event that any customer ordered item, in transit on the Closing Date, is lost in shipping, Seller shall remain liable for the replacement cost for such lost item;

(B)           In the event that any customer ordered item, in transit on the Closing Date, is damaged during shipping, Seller shall remain liable for replacement cost or a satisfactory partial refund to the customer if the damage is only cosmetic; and

(C)           In the event that a customer who had an order in transit on the Closing Date receives an incorrect item, through no fault of such customer, Seller shall remain liable for shipping and handling costs related to providing such customer the correct item.

(2)            Notwithstanding the exceptions set forth in Section 2(a)(1) above, Buyer agrees as follows:

(A)           Seller shall not be liable for any customer ordered item, ordered prior to the Closing Date, that is stolen at the point of delivery;

(B)           Seller shall not be liable for any customer ordered item, in transit on the Closing Date, that is defective or is otherwise damaged after delivery; and

(C)           Notwithstanding anything contained herein to the contrary, Seller's obligations pursuant to Section 2(a)(1) above shall apply only to those items sold by Seller and in transit on the Closing Date.

(b)            Assumed Liabilities. Upon the terms and conditions contained herein, Buyer shall assume, undertake and perform all obligations and liabilities of Seller arising from or related to the Assumed Liabilities (as defined herein). As used in this Agreement, the term "Assumed Liabilities" means all obligations and liabilities of Seller specifically set forth on Schedule 2(b) attached hereto; (ii) the Assumed Warranties; and (iii) all obligations and liabilities of Seller under the terms and conditions of any Contract.

(c)             Excluded Liabilities. Other than the Assumed Liabilities, Buyer shall not assume or become obligated to pay any liabilities, debts or expenses of Seller or the Business.

3.               Consideration.

(a)             Purchase Price. The purchase price to be paid by Buyer to Seller for the Assets and the Noncompetition Agreement (as defined in Section 8(c) below) shall be Four Hundred Fifty Thousand Dollars ($450,000) (the "Purchase Price"). The Purchase Price shall be paid pursuant to Section 3(b) below

.

(b)            Payment of Purchase Price.

(1)            At the Closing (as defined in Section 4 below), Buyer shall deliver to Seller Two Hundred Fifty Thousand Dollars ($250,000) (the "Closing Payment") in cash or by certified check, wire transfer or other readily available funds.

(2)            At the Closing, Buyer shall make and deliver to Seller a secured promissory note substantially in the form attached hereto as Exhibit A (the "Note") made payable to Seller in the principal amount of Two Hundred Thousand Dollars ($200,000), bearing interest at the rate of seven percent (7%) per annum. The Note shall be payable in equal quarterly installments of principal and interest based on a twelve (12)-month amortization, calculated from the Closing Date, with the entire principal balance and unpaid accrued interest due and payable on the first (1st) anniversary of the Closing Date.

(c)             Security. All Obligations (as defined herein) shall be secured by a security agreement substantially in the form attached hereto as Exhibit B (the "Security Agreement"), which shall provide Seller a perfected first priority, other than the W-Net Fund Lien (as defined in Section 8(l) below, security interest in the assets of Buyer. For purposes of this Agreement, the term "Obligations" means any and all debts, obligations, and liabilities of Buyer to Seller arising out of, or relating in any way to this Agreement or any Transaction Document (as defined in Section 6(b) below) in which Buyer is a party, whether existing or arising after the date of this Agreement; whether voluntary or involuntary; whether jointly owned with others; whether direct or indirect; or whether absolute or contingent; and whether or not from time to time increased, decreased, extinguished, created, or incurred.

(d)            Allocation of Purchase Price. The Purchase Price shall be allocated in a manner intended to comply with the allocation method required by section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties shall cooperate to comply with all substantive and procedural requirements of section 1060 of the Code and any regulations thereunder, and the allocation shall be adjusted if, and to the extent necessary, to comply with the requirements of section 1060 of the Code. Neither Buyer nor Seller will take, or permit any affiliated person to take, for federal, state, or local income tax purposes, any position inconsistent with the allocation set forth below, or if applicable, such adjusted allocation. Seller and Buyer shall attach to their tax returns for the tax year in which the Closing shall occur an information statement on Form 8594, which shall be completed in accordance with the following allocations:

Equipment	$7,500
Inventory	$100,000
Intangible Assets (excluding Goodwill)	$280,000
Noncompetition Agreement	$15,000
Goodwill	$47,000

4.               Additional Consideration. As additional consideration to induce Seller to enter into this Agreement and the transactions contemplated hereby, Buyer hereby agrees, for the five (5) year period commencing on the Closing Date, to not own or operate any form or local retail store or outlet that sells or otherwise distributes items of like kind or similar to those items sold and distributed by the Business prior to the Closing Date anywhere within Sonoma County, California north of Santa Rosa; provided, however, this Section 4 shall not apply to online retail sales. For purposes of this Section 4, the term "Buyer" shall include all affiliates, subsidiaries, assigns and successors of Buyer, and any entity in which Buyer holds a majority of the controlling interest.

5.               Closing. Subject to satisfaction or waiver of the conditions to closing set forth in Section 9, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the office of Spaulding McCullough and Tansil LLP located at 90 South E Street, Santa Rosa, California, at 4:00 p.m. Pacific Time on July 23, 2012 or such other time and location as shall be mutually agreed upon (the "Closing Date"). The Closing shall be deemed effective at 5:00 p.m. Pacific Time on the Closing Date.

6.               Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that:

(a)             Title to Assets. Except as set forth in Section 1(b)(2) above, (i) Seller has good and marketable title to the Assets; and (ii) upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title to the Assets, free and clear of any and all claims, liens, charges, security interests, or encumbrances of any and all kind; provided, however, the Purchased Software shall remain subject to Kuznetsov's fifty percent (50%) undivided ownership interest in the App Engine Components.

(b)            Authority. Seller has the requisite capacity, power and authority to execute and deliver this Agreement and the Transaction Documents (as such term is defined herein) to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and the Transaction Documents to which it is a party constitute the valid and legally binding obligations of Seller, enforceable in accordance with its terms and conditions, except as may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting enforcement of creditors' rights generally; and (ii) by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. As used in this Agreement, the "Transaction Documents" shall mean the Note, the Security Agreement, the Seller Noncompetition Agreement, the Software Rights Agreement, and the Bill of Sale (as defined in Sections 8(c), 8(e)(4), and 9(a)(5)(A) below, respectively).

(c)             No Conflict. The execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party by Seller and the consummation of the transactions contemplated hereby and thereby will not (i) violate any statute, ordinance, regulation, order, judgment, or decree of any court or governmental agency or board; or (ii) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract to which Seller is a party or by which it is bound, or which relates to the transactions contemplated by this Agreement.

(d)            No Consents. No consents, approvals, or authorizations of, or declaration, filing, or registration with, any governmental authority or any other person or entity are required for the execution, delivery, and performance by Seller of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

(e)             Compliance with Laws and Permits. Seller, in the conduct of the Business and in the ownership of the Assets, has not violated and is not in violation of, nor has it made any improper payments or incurred any liability in respect of, any material provision of state or local laws, codes, regulations or ordinances, including, without limitation, relating to environmental protection, health, hazardous or toxic substances, building use and occupancy, fire or safety hazards, occupational safety, labor or employee benefit or employment discrimination laws, nor has Seller, as the case may be, received any notices of investigation or violation pertaining to any such matters. Seller has all material licenses and permits required by governmental authorities related to the operation of the Business as currently being conducted.

(f)             Financial Statements.

(1)            The following financial statements of the Business (collectively, the "Financial Statements") have been made available to Buyer: (i) tax (federal and state) returns of Seller for the years 2009-2011; (ii) a statement of income for the five (5) month period ending May 31, 2012; and (iii) a statement of income for each of the years 2009-2011.

(2)            The Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved. The Financial Statements fully and fairly present the financial condition of the Business as of the dates thereof and the results of the operations of the Business for the periods indicated.

(3)            Seller keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (i) the transactions, acquisitions and dispositions of the assets of Seller, and (ii) the value of capital equipment and inventory calculated in a consistent manner in all Financial Statements, based on average costs which are not in excess of market.

(g)            Absence of Certain Changes. Since offering to sell the Assets to Buyer:

(1)            Seller has conducted the Business in the ordinary course, consistent with past practice; and

(2)            There have been no material adverse changes in the financial condition, operations, assets, or prospects of the Business.

(h)            Employee Benefit Plans.

(1)            Except for reimbursements of certain medical coverage costs to employees Erik Barton and Jaymes Manos, Seller has not entered into any employment, bonus, or deferred compensation agreement with any employee of the Business or provided any pension, retirement, medical, dental, or other employment benefits for employees of the Business.

(2)            As of offering to sell the Assets to Buyer, Seller has not granted or agreed to grant any general increase in any rate or rates of salaries, compensation, or commissions to employees of the Business, or any specific bonus or increase in salary or compensation to any employee of the Business.

(i)              Taxes. All Tax (as defined herein) obligations of Seller with respect to its operation of the Business's business have been timely paid or are being contested in good faith, and, except as reflected in the balance sheets included in the Financial Statements and in any balance sheet hereafter delivered to Buyer, Seller has no liability for any Tax obligations with respect to its operation of the Business's business and no interest or penalties have accrued or are accruing with respect thereto, whether state, county, local or otherwise with respect to any periods prior to the Closing Date except, in each case, any Tax obligations that, if not timely paid by Seller, could not result in (i) an encumbrance on any of the Assets or (ii) the commencement of a Claim against Buyer. As used herein the term "Tax" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, gross receipts, personal property, real property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments.

(j)              Intellectual Property. To the best knowledge of Seller, (i) Seller has the right to use the all Intangible Assets and the Purchased Software (collectively, the "Proprietary Assets") without infringing or violating the rights of any other person; (ii) no claim has been asserted by any person challenging the validity of the Proprietary Assets or the use thereof by Seller; and (iii) the Proprietary Assets used by Seller in its operations may continue to be so used without the consent of, or payment of consideration to, any other person.

(k)            Insurance. Seller has, with respect to the Business, maintained adequate insurance protection against all liabilities, Claims and risks against which it is customary for corporations engaged in the same or a similar business similarly situated to insure.

(l)              Claims and Legal Proceedings. There is no claim, products liability action, litigation, proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened, or any order, injunction or decree outstanding, against Seller. To the best of Seller's knowledge, there is no reasonable basis for future claims, litigations, proceedings or investigations against Seller which, if adversely determined, might have a material adverse effect on any of the Assets, the Business as currently being conducted, or the rights, duties or obligations of the parties set forth in this Agreement.

(m)          Assets Complete; Condition of Assets. The Assets to be transferred to Buyer pursuant to this Agreement include all the assets and rights used by Seller, and sufficient to permit Buyer, to conduct the Business as currently being conducted consistent with past practice. The Assets are in good condition and working order, ordinary wear and tear excepted, and are suitable for the uses for which intended, free from any known defects except such minor defects as do not materially interfere with the continued use thereof. No other warranty is provided by Seller other than the remaining vendor warranties. Notwithstanding the foregoing, all of the Equipment is being purchased and sold in an "as-is" and "where-is" condition.

(n)            Brokers and Finders. Seller has not engaged any person to act or render services as a broker, finder, or similar capacity in connection with the transactions contemplated by this Agreement, and no person has, as a result of any agreement or action by Seller, any right or valid claim against Seller or Buyer for any commission, fee, or other compensation as a broker, finder, or any similar capacity in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Seller.

(o)            Full Disclosure. None of the warranties made by Seller, or made in any certificate or memorandum furnished or to be furnished by Seller or on Seller's behalf, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading.

7.               Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

(a)             Organization, Valid Existence and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)            Authority. Buyer has the requisite capacity, power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and the Transaction Documents to which it is a party constitute the valid and legally binding obligations of Buyer, enforceable in accordance with its terms and conditions, except as may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting enforcement of creditors' rights generally; and (ii) by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)             No Conflict. The execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party by Buyer and the consummation of the transactions contemplated hereby and thereby will not (i) violate any statute, ordinance, regulation, order, judgment, or decree of any court or governmental agency or board; (ii) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under the Buyer's certificate of incorporation or bylaws (or equivalent documents); or (iii) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract to which Buyer is a party or by which it is bound, or which relates to the transaction contemplated by this Agreement.

(d)            No Consents. No consents, approvals, or authorizations of, or declaration, filing, or registration with, any governmental authority or any other person or entity are required for the execution, delivery, and performance by Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

(e)             Knowledge of Business. Buyer has sufficient knowledge of the Business to understand the nature of the Business and the Assets being purchased pursuant to this Agreement and to take the related financial and other risks associated with owning and operating the Business.

(f)             Brokers and Finders. Buyer has not engaged any person to act or render services as a broker, finder, or similar capacity in connection with the transactions contemplated by this Agreement, and no person has, as a result of any agreement or action by Buyer, any right or valid claim against Seller or Buyer for any commission, fee, or other compensation as a broker, finder, or any similar capacity in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Buyer.

(g)            Full Disclosure. None of the warranties made by Buyer, or made in any certificate or memorandum furnished or to be furnished by Buyer or on Buyer's behalf, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading.

8.               Certain Covenants.

(a)             Inspection. Prior to the Closing Date, Seller shall (i) give Buyer and its authorized representatives and advisors full access, during normal business hours, to all facilities of Seller relating to the Assets and the Business; (ii) furnish Buyer and its authorized representatives and advisors with documents and information relating to the Assets and the Business as may be reasonably requested by Buyer and its authorized representatives and advisors; and (iii) permit Buyer and its authorized representatives and advisors to review all books, records, and Contracts relating to the Assets and the Business as may be reasonably requested by Buyer and its authorized representatives and advisors. Buyer shall keep confidential and not use or disclose to any party any confidential information acquired by Buyer from Seller pursuant to this Section 8(a) or otherwise disclosed in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, unless Seller shall give its written consent to the contrary, or unless otherwise required or permitted by law.

(b)            Conduct of Business. Prior to the Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice.

(c)             Noncompetition. In consideration of the payment of Fifteen Thousand Dollars ($15,000), which is included in the Purchase Price, Klauenburch agrees to enter into a noncompetition, nonsolicitation and nondisclosure agreement substantially in the form attached hereto as Exhibit C (the "Seller Noncompetition Agreement"). In addition to customary covenants and conditions the Seller Noncompetition Agreement shall provide for automatic termination (of the Seller Noncompetition Agreement) in the event of a material breach of this Agreement or any Transaction Document in which Buyer is a party and such breach remain uncured upon notice thereof. Notwithstanding the foregoing, the restrictive covenants set forth in the Seller Noncompetition Agreement shall not apply to Klauenburch's operation of an online outdoor garden and patio supply business.

(d)            Software.

(1)            Subject to the restriction on the use of the Software set forth in Section 8(d)(2) below , Buyer hereby agrees that Seller may use, install, copy, operate, deploy, modify, adapt, and integrate the Software without notice to Buyer, at will and for any purposes.

(2)            Notwithstanding the allowed uses of the Software set forth in Section 8(d)(1) above, Seller hereby agrees to (i) not use the Software for any purpose that competes, directly or indirectly with Buyer's online sales of hydroponic and indoor gardening equipment and supplies; (ii) not sell or license the Software to any person who intends to use the Software to compete, directly or indirectly with Buyer's online sales of hydroponic and indoor gardening equipment and supplies; and (iii) inform, in writing, all affiliates, subsidiaries, and successors in interest of the restrictions set forth therein.

(3)            Notwithstanding anything contained herein to the contrary, Seller acknowledges and agrees that the rights and the obligations of this Agreement run with the Software. Any transferee, recipient, or licensee of the Software must agree in writing to be bound by the terms and conditions of this Agreement. Any sale, assignment, transfer, or license in violation of this Agreement is null and void.

(e)             Purchased Software.

(1)            Notwithstanding the transfer of title as set forth in Section 8(e)(2) below, Buyer hereby agrees to (i) not to sell or license the Purchased Software; (ii) not to use the Purchased Software for any purpose other than those purposes related directly to the operation of the Website; and (iii) inform, in writing, all affiliates, subsidiaries, and successors in interest of the restrictions set forth in this Section 8(e)(1)

.

(2)            At the Closing, title to the Seller's interest in the Purchased Software (source and object code), subject to the restrictions set forth in Section 8(e)(1) above, shall be transferred from Seller to Buyer and Buyer shall be provided with one complete electronic copy of the Purchased Software.

(3)            Notwithstanding the restrictions set forth in Section 8(e)(1) above, Buyer may sell the Purchased Software as part of a sale of substantially all of the Assets purchased pursuant to this Agreement to a wholly unaffiliated third party; provided, however, such third party purchaser must agree in writing to the restrictions set forth in Section 8(e)(1) above and Buyer shall provide a copy of such written agreement, duly executed by the purchaser, to Kuznetosov prior to the closing of such purchase and sale.

(4)            Klauenburch agrees to enter into a software rights agreement substantially with Kuznetosov in the form attached hereto as Exhibit D (the "Software Rights Agreement"), whereby, among other term and conditions, Kuznetosov agrees to (i) not use the App Engine Components for any purpose that competes, directly or indirectly with Buyer's online sales of hydroponic and indoor gardening equipment and supplies; (ii) not sell or license the App Engine Components to any person who intends to use the App Engine Components to compete, directly or indirectly with Buyer's online sales of hydroponic and indoor gardening equipment and supplies; and (iii) inform, in writing, all affiliates, subsidiaries, and successors in interest of the restrictions set forth therein.

(5)            Notwithstanding anything contained in this Agreement to the contrary, Buyer acknowledges and agrees that the rights and the obligations of this Agreement run with the Purchased Software. Any transferee, recipient, or licensee of the Purchase Software must agree in writing to be bound by the restrictions set forth in Section 8(e)(1) above. Any sale, assignment, transfer, or license in violation of this Agreement is null and void.

(f)             Employee Matters.

(1)            Employment Status and Continuation of Employee Benefits. Buyer is not obligated to employ or retain any employees of Seller, nor shall Buyer assume or be bound by any employment agreement, collective bargaining agreement or any bonus, profit sharing, stock option, service award, benefit plan, deferred or other additional compensation, pension or retirement arrangement or agreement of Seller. Seller shall remain fully responsible for any and all such arrangements or agreements, which responsibility shall include, but not be limited to, any claims of employees of Seller for unpaid compensation or remuneration of any nature, including, but not limited to, contingent salaries, incentive payments, pension benefits (whether or not vested), medical expense reimbursement, vacation pay, severance pay, other awards, interest or payments. Such responsibilities of Seller with respect to Seller's employees shall be fully performed as of the Closing Date.

(2)            Offers of Employment. Buyer may, at its sole election by giving oral or written notice of such election (which notice shall include, without limitation, a list of all such employees retained) on or before the Closing Date elect to retain and employ any employees of Seller. In the event Buyer elects to retain and employ any such employees of Seller, Seller shall remain fully liable for the claims of employees which accrued on or prior to the Closing Date and Buyer shall be responsible for such claims of retained employees which accrue from and after the Closing Date; and each of Buyer, on the one hand, and Seller, on the other hand, agree to indemnify, protect, defend and hold the other harmless with respect to any such liability in accordance with the provisions of Section 11 below

.

(3)            Termination of Employment. On or before the Closing Date, Seller shall notify all persons employed by Seller in connection with the Business of the sale of the Assets pursuant to the terms and conditions of this Agreement, shall terminate such employees, and shall pay all wages owing to such employees (and all vacation pay and severance pay and fringe benefits to which such employees are entitled) to the end that any employee of Seller whom Buyer may elect to employ as provided in this Section 8(f)

shall have no claim against Buyer by reason of any prior employment by Seller.

(g)            Warehouse.

(1)            No later than fifteen (15) days after the Closing Date, (i) Buyer shall have negotiated and entered into a lease for the Business Premises (the "Warehouse Lease"), including all structures, improvements, landscaping, and appurtenances benefitting the same; (ii) Buyer shall deliver to Seller a fully executed copy of the Warehouse Lease and any additional agreements, certificates, or instruments reasonably requested by Seller that evidences the termination of Seller's leasehold interest in the Business Premises.

(2)            Buyer agrees to vacate the Business Premises and relocate its business operations to a location south of Santa Rosa, California, no later than that date that is three (3) months after the Closing Date.

(h)            Bulk Sales Law. Buyer and Seller waive compliance with Division 6 of the California Commercial Code (the "Bulk Sales Law").

(i)              Costs and Expenses of Sale. Seller and Buyer shall pay their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation, attorneys' and accountants' fees and costs. Seller and Buyer shall each pay fifty percent (50%) of the sales and use taxes arising from the sale of the Assets.

(j)              Qualification in California. No later than fifteen (15) days after the Closing Date, Buyer shall have delivered to Seller evidence, reasonably acceptable to Seller, that Seller has qualified with California Secretary of State to conduct business in the State of California.

(k)            Qualification in Delaware. No later than ten (10) days after the Closing Date, Buyer shall have delivered to Seller, a certificate of good standing from the Delaware Department of State Division of Corporations stating that, as of a date not more than ten (10) days before the Closing Date, Buyer is in good standing with the State of Delaware.

(l)              Subordination Agreement. No later than ten (10) days after the Closing Date, Buyer shall have delivered to Seller, a fully executed subordination agreement in a form reasonably acceptable to Seller, whereby the "Secured Party" under the W-Net Fund Lien agrees to subordinate its interest in the collateral set forth on that certain UCC Financing Statement filed with the Delaware Department of State, on April 24, 2012, as Initial Filing No. 2012 1574807, listing Buyer as "Debtor" and W-Net Fund I, L.P. as the "Secured Party" (the "W-Net Fund Lien"), to the security interests granted to and perfected by Seller in such collateral pursuant to the terms and conditions of the Security Agreement (the "Subordination Agreement").

(m)          Public Announcements. Each party agrees not to make any public announcement in regard to this Agreement and the transactions contemplated hereby and thereby without the other party's prior written consent, except as may be required by law, in which case the parties shall use reasonable efforts to coordinate with each other with respect to the timing, form, and content of such required disclosures.

(n)            Further Actions. At the Closing, and from time to time thereafter, upon the request of either party, the other party agrees to execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, assurances, and other documents as may be reasonably requested by the requesting party to evidence and implement the transactions described in this Agreement.

9.               Conditions to Closing.

(a)             Conditions Precedent to Obligations of Buyer. The obligation of Buyer to purchase the Assets at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer:

(1)            Representations and Warranties. The representations and warranties of Seller made in this Agreement and the Transaction Documents to which it is a party and any certificates furnished pursuant hereto or thereto shall be true, complete, and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(2)            Performance. Seller shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

(3)            Consents and Approvals. All consents and approvals required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party shall have been obtained by Seller and delivered to Buyer on or before the Closing Date.

(4)            No Adverse Change. From the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the Assets or the conduct, business, operations, condition (financial or otherwise), or prospects of the Business, and Seller shall have no knowledge of any such change which is threatened.

(5)            Delivery of Documents. Seller shall deliver the following documents and agreements to Buyer at the Closing:

(A)           a duly executed bill of sale in substantially the form attached hereto as Exhibit F (the "Bill of Sale") to evidence the sale and transfer of the Assets;

(B)           a fully executed original counterpart of the Security Agreement;

(C)           a fully executed original counterpart of the Seller Noncompetition Agreement;

(D)           a copy of the fully executed Software Rights Agreement; and

(E)            a closing certificate executed by Donna Klauenburch and Klauenburch certifying the following: (i) every representation and warranty made by Seller was true and correct when made and is true and correct in all material respects as of the Closing Date; (ii) as of the Closing Date there have not been any material adverse changes in the Assets or the conduct, business, operations, condition (financial or otherwise), or prospects of the Business; and (iii) all obligations of Seller pursuant to Sections 9(a)(2) and 9(a)(3) above have been fulfilled.

(b)            Conditions Precedent to Obligations of Seller. The obligation of Seller to sell the Assets at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Seller:

(1)            Representations and Warranties. The representations and warranties of Buyer made in this Agreement and the Transaction Documents to which it is a party and any certificates furnished pursuant hereto or thereto shall be true, complete, and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(2)            Performance. Buyer shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date.

(3)            Consents and Approvals. All consents and approvals required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party shall have been obtained by Buyer and delivered to Seller on or before the Closing Date.

(4)            Closing Payment. Buyer shall have delivered the Closing Payment pursuant to Section 3(b)(1) above on or prior to the Closing Date.

(5)            Delivery of Documents. Buyer shall deliver the following documents and agreements to Seller at the Closing:

(A)           a fully executed original of the Note;

(B)           a fully executed original counterpart of the Security Agreement;

(C)           a fully executed original counterpart of the Seller Noncompetition Agreement;

(D)           a secretary's certificate and incumbency certificate, together with a copy of the resolutions of Seller's Board of Directors approving the transactions contemplated by this Agreement, certifying that such copy of such resolutions is a true and correct copy thereof as of the Closing Date;

(E)            a closing certificate executed by an officer of Buyer certifying the following: (i) every representation and warranty made by Buyer was true and correct when made and is true and correct in all material respects as of the Closing Date; (ii) as of the Closing Date there have not been any material adverse changes in the conduct, business, operations, condition (financial or otherwise), or prospects of the Buyer; and (iii) all obligations of Buyer pursuant to Sections 9(b)(2) and 9(b)(3) above have been fulfilled.

10.            Remedies.

(a)             Remedies Cumulative. The rights and remedies of a party available under this Agreement or otherwise available are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more remedy shall not constitute a waiver of any other available remedy. No act, delay, omission, or course of dealing between the parties hereto shall be constitute a waiver of a party's rights or remedies available under this Agreement.

(b)            Events of Default. Any of the following events or conditions shall constitute an "Event of Default" by Buyer under this Agreement, which is not cured (if curable) within the cure periods set forth below:

(1)            False Representation. Any representation or warranty of Buyer contained herein shall prove to have been false or misleading in a material respect when made.

(2)            Payment Default. A default occurs in the payment of any amount due under the Note and such default remains uncured for fourteen (14) days after such payment was due.

11.            Survival and Indemnification.

(a)             Survival. All representations and warranties of Seller and Buyer set forth in Sections 6 and 7 above or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of ten (10) years after the Closing Date, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements of Seller and Buyer contained in this Agreement shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

(b)            Indemnification by Seller. Seller shall indemnify, defend, and hold harmless Buyer from and against all losses, claims, assessments, demands, damages, liabilities, obligations, costs, and expenses, including without limitation, reasonable attorney fees and costs (collectively, "Damages") sustained or incurred by Buyer (i) by reason of the breach of any of the obligations, covenants, or provisions of this Agreement by, or the inaccuracy of any of the representations or warranties made by, Seller herein; (ii) arising out of or relating to any liabilities or obligations of Seller; (iii) arising out of or relating to any local, state, or federal sales, use, or excise tax liabilities of Seller; (iv) arising out of or relating to any third party claims or litigation relating to incidents occurring on or prior to the Closing Date in connection with the Business, except any Damages arising from or relating to the acts or omissions of Buyer; or (v) arising from any noncompliance with the Bulk Sales Laws. Notwithstanding the foregoing, this Section 11(b) shall not apply to product warranty claims made by any customer of Seller.

(c)             Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller, from and against all Damages sustained or incurred by Seller (i) by reason of breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by Buyer herein; (ii) arising out of or relating to any liabilities or obligations of Buyer; (iii) arising out of or relating to any local, state, or federal sales, use, or excise tax liabilities of Buyer; (iv) arising out of or relating to any third party claims or litigation arising out of incidents occurring from and after the Closing Date in connection with the Business, except any Damages arising from or relating to the acts or omissions of Seller; (v) arising out of or relating to any third party claims or litigation arising out of Buyer's use of the Business Premises or incidents occurring on or about the Business Premises from and after the Closing Date, except any Damages arising from or relating to the acts or omissions of Seller; or (vi) arising out of or relating to any third party claims or litigation arising out of or relating to any of the Assumed Liabilities.

(d)            Procedure for Indemnification.

(1)            Upon the assertion by any third party of a claim that may give rise to rights of indemnification under this Section 11, the party entitled to be indemnified (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") in writing of the claim. The Indemnifying Party may undertake the defense, compromise, or settlement of such claim, provided that:

(A)           The Indemnifying Party shall timely provide to the Indemnified Party all information with respect to such defense, compromise, or settlement as the Indemnified Party may request; and

(B)           The Indemnifying Party shall not assume any position or take any action in connection with such defense, compromise, or settlement that would impose an obligation of any kind or restrict the actions of the Indemnified Party, it being understood that the Indemnifying Party would be acting solely on its own behalf, for its own account, and at its own risk.

(2)            In the event that the Indemnifying Party does not undertake the defense, compromise, or settlement of such claim as provided in the foregoing, the Indemnified Party shall have the right to undertake the defense, compromise, or settlement of such claim on behalf of, for the account of, at the expense of, and at the risk of the Indemnifying Party. The Indemnified Party shall, however, notify the Indemnifying Party of any compromise or settlement of any such claim. Any such claim paid by the Indemnified Party shall be payable by the Indemnifying Party to the Indemnified Party on demand of the Indemnified Party with interest thereon from the date of demand at the rate of eight percent (8%) per annum.

12.            Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their facsimile number or address as set forth, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section:

If to Seller:

Donna and Tao Klauenburch

P.O. Box 526

Guerneville, CA 95446

If to Buyer:

Phototron Holdings, Inc.

20259 Ventura Boulevard

Woodland Hills, CA 91364

Attn: President or CEO

13.            Miscellaneous.

(a)             Legal Representation. The parties acknowledge that the law firm of Spaulding McCullough & Tansil LLP has prepared this Agreement and represents solely the interests of Seller. Each party hereto does hereby represent and warrant that such party has received, or has had the opportunity and adequate time to receive, independent tax and legal advice from counsel of such party's choice with respect to the advisability of entering into and performing such party's obligations under this Agreement. Each party hereto does hereby represent and warrant that such party has read and understands the terms and conditions of this Agreement.

(b)            Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)             Governing Law, Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties consent to the exclusive jurisdiction and venue of federal and state courts in the county of Sonoma in the State of California.

(d)            Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. It supersedes all prior agreements between the parties, whether oral or written. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party or parties to be bound thereby. The waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

(e)             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(f)             Interpretation. Any rule of interpretation (including, without limitation, California Civil Code section 1654) to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. Terms that are not specifically defined herein shall be given their ordinary meaning. Section references, unless otherwise specified, refer to sections of this Agreement. Every exhibit, schedule, attachment, or other appendix attached to this Agreement and referred to herein shall constitute a part of this Agreement and is hereby incorporated herein by reference. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to (i) all rules and regulations promulgated thereunder, unless the context clearly requires otherwise; and (ii) such statue, law, rule or regulation as amended or otherwise modified from time to time. Any reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable, hereof. Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neutral genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; (vi) "includes" and "including" are not limiting; and (vii) "knowledge" will mean actual and constructive knowledge. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

(g)            Further Assurances. At any time and from time to time after the Closing Date, at the request of Buyer and without further consideration, Seller will execute, acknowledge (as may be appropriate), and deliver such other instruments of sale, conveyance, assignment and confirmation and other assurances, documents and instruments of transfer and shall take any other action consistent with the terms of this Agreement as may be reasonably requested by Buyer for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, in order to more effectively transfer, convey and assign to Buyer, Buyer's title to the Assets.

(h)            Attorneys' Fees. If any legal action or any other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs, in addition to any other relief to which the party may be entitled. "Prevailing party" shall include without limitation: (i) the party who dismisses an action in exchange for sums allegedly due; (ii) the party who receives performance from the other party of an alleged breach of covenant of a desired remedy where that is substantially equal to the relief sought in an action; or (iii) the party who is determined to be the prevailing party by a court of law or arbitrator.

(i)              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above stated.

Seller:

DONNA KLAUENBURCH and TAO KLAUENBURCH as general partners dba greners.com

/s/ Donna Klauenburch

Donna Klauenburch

/s/ Tao Klauenburch

Tao Klauenburch

Buyer:

PHOTOTRON HOLDINGS, INC.,

a Delaware corporation

By: /s/ Sterling C. Scott

Sterling C. Scott, CEO

By: /s/ Justin Manns

Justin Manns, CFO

Exhibits:

A – Form of Secured Promissory Note

B – Form of Security Agreement

C – Form of Noncompetition, Nonsolicitation and Nondisclosure Agreement

D – Form of Software Rights Agreement

E – Form of Bill of Sale

Schedules:

1(a)(1)

– Schedule of Equipment

1(a)(4)

– Schedule of Websites And Reserved Domain Names

1(b)

     – Schedule of Excluded Assets

2(b)

     – Schedule of Assumed Liabilities

EXHIBIT B

DESCRIPTION OF COLLATERAL

(a) All accounts, accounts receivable, contract rights, and general intangibles, including, without limitation, all forms of payment, all present and future incomes, rents, revenues, issues and profits, goodwill, licenses and license rights, bailment or leasehold interests, whether as lessor or lessee, all cases in action and recoveries for any loss in value of the real estate of Debtor or items of property described in this Agreement, rights in and to security agreements and other contracts or assignments providing security to Debtor, book debts, credits, indemnities, warranties or guarantees payable to Debtor on loss or damage of property, inventions, designs, design registrations, trademarks, trade styles, trade names, know-how, powers, privileges, logos, franchise rights, payments in kind, advertising and promotional materials, trade secrets, patents, patent rights, copyrights, patent applications, tax refunds, customer lists, business and accounting records, including all ledger account cards, computer tapes and disks and other computer information, in all cases whether now owned or hereafter created or acquired by Debtor or in which Debtor may now have or may after the date of this Agreement acquire an interest.

(b) All inventory, including, without limitation, all goods held for sale or lease, finished goods, merchandise, parts and supplies, of every kind and description, whether now owned or acquired by Debtor after the date of this Agreement, or in which Debtor may now have or may after the date of this Agreement acquire an interest, including, without limitation, inventory temporarily out of Debtor's custody or possession and any returns or repossessions on any sales or accounts.

(c) All goods, including, without limitation, equipment, machinery, materials, furniture, furnishings, engines, appliances, fixtures, tools, parts, supplies, and vehicles of every kind and description, whether now owned or acquired by Debtor after the date of this Agreement or delivered to the real property of Debtor, or in which Debtor may now have or may after the date of this Agreement acquire an interest, and all additions, accessions, replacements, substitutions, and improvements to such goods and wherever located.

(d) All documents, documents of title, deposit accounts, negotiable and nonnegotiable instruments, shares, stocks, bonds, debentures, securities, moneys, sources of money, uncalled capital, letters of credit, investment property, and chattel paper whether now owned or acquired after the date of this Agreement by Debtor.

(e) All proceeds and products of any of the personal property described above, in any form, including, without limitation, proceeds of any insurance relating to such collateral or fire and builder's risk insurance and unrenewed insurance premiums; proceeds consisting of any of the above types of collateral; all awards made in eminent domain proceedings or purchased in lieu of such eminent domain proceedings; proceeds of any noncommercial tort cause of action in existence, now or after the date of this Agreement; and all replacements, substitutions, renewals, returns, additions, accessions, rents, royalties, issues, documents of ownership, and receipts for any of the foregoing.